Synthetic Biologics Reports Third Quarter 2013 Financial Results and Operational Update

-- Conference Call Today, November 14, at 10 a.m. Eastern Time --

For Immediate Release

Rockville, MD, November 14, 2013 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of biologics focused on the prevention and treatment of serious infectious diseases, today reported financial results for the three and nine months ended September 30, 2013 and provided an operational update.

Recent Operational Highlights

During and since the third quarter of 2013, the Company has:

SYN-004 Product Candidate for the Prevention of C. diff Infections

•	Initiated manufacturing to support preclinical and clinical trials of SYN-004, the Company’s lead anti-infective product candidate in development as the first and only medication to potentially prevent the devastating effects of Clostridium difficile (C. difficile, C. diff), the multidrug-resistant bacterium that infects 1.1 million patients annually,[i] is classified by the CDC as an “urgent public health threat,”[ii] and has surpassed Methicillin-resistant Staphylococcus aureus (MRSA) as the number one hospital-acquired infection in the U.S.
o	SYN-004 manufacturing began following successful evaluation conducted by FUJIFILM Diosynth Biotechnologies UK Limited that demonstrated a greater than 20-fold improvement in expression titers with consistent biological activity utilizing an E. coli system, and plans remain on schedule to begin the clinical program for this second-generation candidate in late 2014.

Phase II Study of Multiple Sclerosis (MS) Candidate, Trimesta™

•	Continued support of the Phase II study evaluating Trimesta™ (oral estriol) in combination with Teva’s Copaxone® (glatiramer acetate injection) for the treatment of relapsing-remitting multiple sclerosis (RRMS), under an investigator-initiated IND. Available MS therapies demonstrate anti-inflammatory and/or immune-modulatory responses but are not neuroprotective. Based on previous research findings,[iii] oral estriol Trimesta™ may offer both inflammatory and neuroprotective benefits for patients with multiple sclerosis when taken in combination with Teva’s Copaxone®.
o	The trial is progressing on schedule, with the last patient visit expected in January 2014, and study results expected during the first half of 2014.

Preclinical Monoclonal Antibody (mAb) Program for Pertussis (Whooping Cough)

•	Continued collaboration with Intrexon Corporation (NYSE: XON) and The University of Texas at Austin to develop mAbs to treat life-threatening whooping cough.
o	Unlike an antibiotic that just attacks the bacteria, Synthetic Biologics’ novel SYN-005 mAb therapy is intended to specifically target and neutralize the pertussis toxin and allow the patient’s own immune system to attack the bacteria. An IND-enabling study is expected to begin during the first quarter of 2014.

“This quarter has been a time of well-paced progress for our preclinical and clinical programs, which position us to create significant value for shareholders going forward. We remain on track to meet our milestones and believe we are well positioned to take advantage of meaningful catalysts over the next several quarters,” stated Jeffrey Riley, CEO of Synthetic Biologics.

Three and Nine Months Ended September 30, 2013 Financial Results

General and administrative expenses were $1.9 million and $4.3 million for the three and nine months ended September 30, 2013, respectively, compared to $1.1 million and $3.7 million for the same periods in 2012. These increases of 76% and 15%, respectively, are primarily the result of bad debt expense of $763,000 associated with the determination that the note and interest receivables from the sale of Adeona Clinical Laboratory are uncollectible. Non-cash charges related to stock-based compensation were $264,000 and $916,000 for the three and nine months ended September 30, 2013, respectively, compared to $279,000 and $1.1 million for the same periods in 2012.

Research and development expenses were $1.5 million and $3.8 million for the three and nine months ended September 30, 2013, respectively, compared to $763,000 and $1.7 million for the same periods in 2012. These increases of 93% and 124%, respectively, are primarily the result of additional employee costs and increased program costs associated with our infectious disease programs. Non-cash charges related to stock-based compensation were $74,000 and $286,000 for the three and nine months ended September 30, 2013, respectively, compared to $116,000 and $238,000 for the same periods in 2012.

Other expense was $3,000 for the three months ended September 30, 2013, compared to other income of $10,000 for the same period in 2012. Other expense was $27,000 for the nine months ended September 30, 2013, compared to other income of $22,000 for the same period in 2012.

Cash at September 30, 2013 was $5.1 million compared to $10.0 million at December 31, 2012.

Conference Call

Synthetic Biologics will hold a conference call today, Thursday, November 14, 2013, at 10:00 am EST. During the call, Jeffrey Riley, Synthetic Biologics’ Chief Executive Officer, will provide a brief quarterly update of the Company’s multiple sclerosis program and its anti-infective drug pipeline for infectious diseases, including SYN-004, its oral enzyme candidate for the prevention of C. difficile infections. C. Evan Ballantyne, Synthetic Biologics’ Chief Financial Officer, will review the Company’s financial results for the third quarter ended September 30, 2013.

Interested parties should call 1-877-870-4263 (U.S. toll free), 1-855-669-9657 (Canada toll free), or +1 412-317-0790 (International), fifteen minutes before the start of the call to register. Registered callers on the toll free line may ask to be placed in the queue for the Question & Answer Session. The call will also be webcast over the Internet at http://www.videonewswire.com/event.asp?id=96920. If you are unable to participate during the live conference call, the webcast will be available for replay at the same URL, http://www.videonewswire.com/event.asp?id=96920 for 30 days after the call.

About Synthetic Biologics, Inc.

Synthetic Biologics (NYSE MKT: SYN) is a biotechnology company focused on the development of biologics for the prevention and treatment of serious infectious diseases. The Company is developing an oral enzyme for the prevention of C. difficile infections, and a series of monoclonal antibody therapies for the treatment of Pertussis and Acinetobacter infections. In addition, the Company is developing a drug candidate for the treatment of relapsing-remitting multiple sclerosis and cognitive dysfunction in multiple sclerosis. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

To download Synthetic Biologics’ investor relations mobile device app, which allows users access to the Company's SEC documents, press releases and events, please click on the following links to download the IRapp on your iPhone and iPad or your Android mobile device.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding advancing our clinical programs, the opportunities and our position in the infectious disease market, the anticipated timing and results of our development efforts and the expected size of the future market for sales of therapies for C. difficile infection, and our ability to create significant shareholder value. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, a failure to receive the necessary regulatory approvals for commercialization of our therapeutics, a failure of our clinical trials to be commenced or completed on time or to achieve desired results, a failure of our clinical trials to receive anticipated funding, a failure of our monoclonal antibodies for the treatment of infectious diseases to be successfully developed or commercialized, our inability to maintain our licensing agreements, or a failure by us or our strategic partners to successfully commercialize products and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2012 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, Ext. 22

- Financial Tables Follow -

Synthetic Biologics, Inc. and Subsidiaries
(in thousands, except share and per share amounts)
(Unaudited)

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
Assets
Cash	$5,145	9,954
Prepaid expenses and other current assets	1,647	2,509
Property and equipment, net	157	223
Long-term note receivable	-	700
Deposits and other assets	4	37
Total assets	$6,953	$13,423

Liabilities and Stockholders’ Equity
Current liabilities	$584	$395
Stockholders' equity	6,369	13,028
Total liabilities and stockholders' equity	$6,953	$13,423

Condensed Consolidated Statements of Operations

	For the three months ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
Operating Costs and Expenses
General and administrative	$1,890	$1,073	$4,270	$3,717
Research and development	1,475	763	3,796	1,696
Total operating costs and expenses	3,365	1,836	8,066	5,413
Loss from Operations	(3,365)	(1,836)	(8,066)	(5,413)
Other Income (Expense)
Interest income	11	-	32	-
Other income (expense)	(14)	10	(59)	22
Total other income (expense), net	(3)	10	(27)	22
Loss from Continuing Operations	(3,368)	(1,826)	(8,093)	(5,391)
Income (Loss) from Discontinued Operations	-	(104)	-	389
Net Loss	$(3,368)	$(1,930)	$(8,093)	$(5,002)
Net Income (Loss) Per Share - Basic and Dilutive
Continuing operations	$(0.08)	$(0.05)	$(0.18)	$(0.16)
Discontinued operations	-	-	-	0.01
Net Loss Per Share	$(0.08)	$(0.05)	$(0.18)	$(0.15)
Weighted average number of common shares outstanding - Basic and Dilutive	44,654,414	33,383,226	44,636,935	32,801,415

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[i]	This information is an estimate derived from the use of information under license from the following IMS Health Incorporated information service: CDM Hospital database for full year 2012. IMS expressly reserves all rights, including rights of copying, distribution and republication.
ii	U.S. Centers for Disease Control Web site: http://www.cdc.gov/drugresistance/threat-report-2013/pdf/ar-threats-2013-508.pdf#page=51 Accessed: September 30, 2013.
iii	Sicotte, NL, et al. Treatment of Multiple Sclerosis with the Pregnancy Hormone Estriol. Ann Neurol 2002; 52:421–428.